UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 22, 2025, the board of directors (“Board”) of Armstrong World Industries, Inc. (the “Company”) appointed Kevin P. Holleran as a new director to the Board with an initial term expiring at the Company’s 2026 annual meeting of shareholders. With the addition of Mr. Holleran, the Board expands to eight members.

The Board has determined that Mr. Holleran will serve on the Board’s i) Management Development and Compensation and ii) Nominating, Governance and Social Responsibility committees.

Mr. Holleran has more than 30 years of operational and commercial leadership experience gained at a variety of leading industrial companies. Since 2019, he has served as a Director, President and CEO of Hayward Holdings, Inc., a leading designer, manufacturer, and marketer of innovative pool equipment and advanced automation systems. Prior to joining Hayward, Mr. Holleran held a variety of roles with progressive leadership at Textron Inc. including serving as President and CEO of the company’s $4 billion Industrial Segment from 2017 to 2019 as well as President and CEO of Textron Specialized Vehicles from 2009 to 2017. He has also held key management roles at Ingersoll Rand and Terex Corporation.

There is no arrangement or understanding between Mr. Holleran and any other person pursuant to which he was selected as a director. Mr. Holleran has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Holleran will be entitled to the standard compensation paid by the Company to all its nonemployee directors under the Company’s director compensation program and will be eligible to participate in the Company’s 2016 Directors Stock Unit Plan. He will also enter into an indemnification agreement in the form the Company has entered into with its other nonemployee directors, which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2021.

Director Compensation Arrangements

On October 22, 2025, the Board determined to update its nonemployee director compensation program, effective as of the date of the Company’s 2026 annual meeting of shareholders. Under the updated compensation arrangements for the Company’s nonemployee directors, the annual equity retainer for directors was increased from $125,000 to $135,000, and the annual retainer for the Chair of the Board was increased from $100,000 to $125,000, of which $65,000 is payable in cash, and $60,000 is payable in equity. All other elements of the Company’s nonemployee director compensation program remain as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2025.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 23, 2025, the Company issued a press release announcing the appointment of Mr. Holleran to its Board. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Armstrong World Industries, Inc. dated October 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Austin K. So
Austin K. So
Senior Vice President, General Counsel, Head of Government Relations & Chief Sustainability Officer

Date: October 23, 2025